UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2005, Pinnacle Entertainment, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement with various lenders led by Lehman Brothers, Inc. and Bear, Stearns & Co. Inc. (the “Amended Credit Facility”), which amends and restates the Company’s Amended and Restated Credit Agreement dated as of August 27, 2004, as amended (the “Original Credit Facility”) and increases the aggregate amount of available loans to $750 million from approximately $380 million. The Amended Credit Facility provides for a $300 million term loan facility, of which $200 million was drawn immediately and $100 million can be drawn on a delayed basis through July 2, 2007, and a $450 million revolving credit facility, of which $20 million was drawn immediately. The Amended Credit Facility also provides for up to an aggregate amount of $250 million in incremental loans, subject to the agreement of existing and/or new lenders to provide the same.

Upon the closing of the Amended Credit Facility, the Company repaid all outstanding obligations (including accrued interest and commitment fees) under the Original Credit Facility, totaling approximately $256 million, and paid certain transaction fees and expenses, using $200 million of proceeds from the term loans under the Amended Credit Facility, $20 million of proceeds from the revolving credit facility under the Amended Credit Facility, approximately $31 million of the Company’s funds and approximately $12 million of funds remaining in the completion reserve account relating to the Original Credit Facility.

The proceeds of both the revolving credit facility and term loan facilities may be used for general corporate purposes, including the payment of certain expenditures associated with the construction and development of the Company’s St. Louis city and county projects, any rebuilding of the Company’s Biloxi property and any other development project.

Under the Amended Credit Facility, the term loans mature in December 2011 and the revolving credit facility matures in December 2010.

At the Company’s option, the term loans bear interest at either (i) the greater of the federal funds rate plus 0.50% or the prime lending rate stated in the British Banking Association Telerate page 5 (the “Base Rate”), plus a margin of 0.50%, or (ii) a London interbank Eurodollar rate (the “Eurodollar Rate”), plus a margin of 2.00%. The delayed draw term loans, at the Company’s option, bear interest at either the Base Rate plus a margin of 0.75% or the Eurodollar Rate plus a margin of 2.25%. Interest rate margins for revolving credit loans depend on the Company’s performance, measured by a leverage ratio, which is the ratio of indebtedness to annualized operating cash flow. The revolving credit facility loans bear interest, at the Company’s option, at either the Base Rate plus a margin ranging from 0.00% to 1.00% or the Eurodollar Rate plus a margin ranging from 1.50% to 2.50%.

The Amended Credit Facility has, among other things, financial covenants, capital spending limits and other affirmative and negative covenants. The Amended Credit Facility contains special provisions for calculating the financial ratios under the agreement that take into account the impact of recent hurricanes and special provisions for dealing with business interruption insurance.

The obligations under the Amended Credit Facility continue to be secured by substantially all of the assets of the Company and its restricted subsidiaries, including a pledge of the equity interests in the Company’s domestic subsidiaries (subject, with respect to the Company’s Nevada gaming subsidiary, to the administrative approval of the Chairman of the Nevada State Gaming Control Board) and, if and when formed or acquired, by a pledge of up to 66% of the then outstanding equity interests of the Company’s foreign restricted subsidiaries. The Company’s obligations under the Amended Credit Facility also continue to be guaranteed by the Company’s domestic restricted subsidiaries, other than certain immaterial subsidiaries, and are required to be guaranteed by the Company’s foreign restricted subsidiaries, if and when such foreign restricted subsidiaries are formed or acquired, unless such guarantee causes material adverse tax, foreign gaming or foreign law consequences.

Under the Company’s two indentures, the Company is permitted to incur up to $350 million and $475 million in senior indebtedness, respectively. The Company’s indentures permit the incurrence of additional indebtedness (senior or otherwise) in excess of such amounts under certain additional baskets, including a debt refinancing basket and a basket that permits additional incurrences if at the time the indebtedness is proposed to be incurred, the Company’s consolidated coverage ratio on a pro forma basis, as defined in those indentures (essentially the ratio of EBITDA to interest costs), would be at least 2.00 to 1.00. The Company’s consolidated coverage ratio (as defined in those indentures) is currently below 2.00 to 1.00. Approximately $69 million of borrowings under the Amended Credit Facility do not count towards the $350 million or $475 million senior indebtedness baskets, as such funds are classified as refinancing debt. Accordingly, without utilizing certain specific baskets or the consent of the holders of the required principal amount of notes under the respective indentures, the Company’s ability to incur senior indebtedness is limited to less than the $750 million that is available under the Amended Credit Facility.

The terms of the Amended Credit Facility were established in an arms-length negotiation in which Lehman Brothers Inc. and Bear, Stearns & Co. Inc. acted as joint advisors, joint lead arrangers and joint book runners. Wells Fargo Bank, N.A. is the lead arranger. Societe Generale, Deutsche Bank Securities Inc., and Wells Fargo Bank, N.A. are the joint documentation agents, Bear Stearns Corporate Lending Inc. is the syndication agent and Lehman Commercial Paper Inc. is the administrative agent, under the Amended Credit Facility.

From time to time, Lehman Brothers Inc. and Bear, Stearns & Co. Inc. or their affiliates have provided investment banking, general financing and advisory services to the Company and its affiliates in the past and may do so in the future. They received, and expect to receive, customary fees and commissions for these services.

Prepayment of all loans outstanding under the Original Credit Facility will result in the write-off in the fourth quarter of 2005 of some or all of the unamortized debt issuance costs associated with such credit facility, which amount is not expected to exceed $6 million. Such amount is a non-cash write-off to the Company. The Amended Credit Facility is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Facility. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of the Company. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by forward-looking statements. Factors that could cause these statements to differ materially include those discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.01 by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of December 14, 2005, among Pinnacle Entertainment, Inc., the Lenders referred to therein, Lehman Brothers Inc., and Bear, Stearns & Co. Inc., as Joint Advisors, Joint Lead Arrangers and Joint Book Runners, Wells Fargo Bank, N.A., as Lead Arranger, Societe Generale, Deutsche Bank Securities Inc., and Wells Fargo Bank, N.A., as Joint Documentation Agents, Bear Stearns Corporate Lending Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: December 20, 2005	By:	/s/ Stephen H. Capp
Stephen H. Capp Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of December 14, 2005, among Pinnacle Entertainment, Inc., the Lenders referred to therein, Lehman Brothers Inc., and Bear, Stearns & Co. Inc., as Joint Advisors, Joint Lead Arrangers and Joint Book Runners, Wells Fargo Bank, N.A., as Lead Arranger, Societe Generale, Deutsche Bank Securities Inc., and Wells Fargo Bank, N.A., as Joint Documentation Agents, Bear Stearns Corporate Lending Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent.